Exhibit Index
                                               Appears on
                                               Page 14-15


                                               File No._____________




                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


         _______________________________________________________

                                 FORM S-8

                          REGISTRATION STATEMENT
                           UNDER THE SECURITIES
                                ACT OF 1933
                                    FOR
                           WESTVACO CORPORATION
                          1995 SALARIED EMPLOYEE
                           STOCK INCENTIVE PLAN


         _________________________________________________________

                           WESTVACO CORPORATION
                         (a Delaware Corporation)
              (I.R.S. Employer Identification No. 13-1466285)
                              299 Park Avenue
                         New York, New York 10171

              (Name of issuer of the securities being offered
                         pursuant to the Plans and
              the address of its principal executive office)


         __________________________________________________________

            JOHN W. HETHERINGTON, VICE PRESIDENT AND SECRETARY
                           WESTVACO CORPORATION
                              299 Park Avenue
                         New York, New York 10171
                         Telephone - 212-688-5000

              (Name and address of agent for service for the employer and for the issuer of the securities)

                    CALCULATION OF REGISTRATION FEE FOR
               REGISTRATION STATEMENT - WESTVACO CORPORATION
                          1995 SALARIED EMPLOYEE STOCK
                                INCENTIVE PLAN


             ________________________________________________________


             ________________________________________________________


                                  Proposed       Proposed
Title of                          Maximum        Maximum
Securities       Amount           Offering       Aggregate     Amount of
to be            to be            Price          Offering      Registration
Registered       Registered       Per Share      Price         Fee
___________________________________________________________________________

Interests of     3,225,000       $39.9375(c)  $128,798,438(d)  $44,414(e)
Plan             shares (b)
Participants
and Common Stock
of Westvaco
Corporation (a)
___________________________________________________________________________

     (a)  Par value - $5.00 per share

     (b) This is the maximum number of shares of Common Stock authorized to be used in connection with the Plan for the full life of the Plan, subject to adjustment for stock splits or other forms of recapitalization.

     (c) This was the average of the high and low prices for Westvaco Common Stock on February 27, 1995 on the New York Stock Exchange-Composite Transactions.

     (d) This amount is computed by multiplying 3,225,000 (b) times $39.9375 (c).

     (e)  This is one-twentyninth of one-percent of $128,798,438 (d).

                                                        File No. _________


                           WESTVACO CORPORATION
                          1995 SALARIED EMPLOYEE
                           STOCK INCENTIVE PLAN

                          SECURITIES REGISTERED:

3,225,000 shares of Westvaco Corporation Common Stock of the par value of $5 per share for the Plan.

                    CONTENTS OF REGISTRATION STATEMENT

This Registration Statement consists of:

(1)  PART I    -  Information Required in the Section 10(a) Prospectus
(2)  PART II   -  Information Required in the Registration Statement
(3)  EXHIBITS

                                  PART I

                INFORMATION REQUIRED IN THE SECTION 10(a)
                                PROSPECTUS

ITEM 1.   PLAN INFORMATION

     The Company shall deliver or cause to be delivered to each Plan Participant material information regarding the Plan and its operations that will enable Plan Participants to make an informed decision regarding investment in the Plan. This information shall include to the extent material to the particular Plan being described, but not be limited to, (a) General Plan Information, (b) Securities to be Offered, (c) Employees who May Participate in the Plan, (d) Purchase of Securities Pursuant to the Plan and Payment for Securities Offered, (e) Resale Restrictions, (f) Tax Effects of Plan Participation, (g) Investment of Funds, (h) Withdrawal from the Plan, Assignment of Interest, (i) Forfeitures and Penalties, and (j) Charges and Deductions and Liens Therefor.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The Company shall provide a written statement to Plan Participants advising them of the availability, without charge, upon written or oral request, a copy of the documents incorporated by reference in ITEM 3 of
Part II of this Registration Statement. The statement also shall indicate the availability, without charge, upon written or oral request, of all documents required by Part I of this Registration Statement that then constitute part of the Section 10(a) prospectus.

     The Company shall deliver or cause to be delivered to all employees participating in the Plan (and other Plan Participants who request such information orally or in writing) who do not otherwise receive such material, copies of all reports, proxy statements and other communications distributed to its shareholders generally, provided that such material is sent or delivered no later than the time it is sent to shareholders.

     The Company shall deliver or cause to be delivered with the documents containing the information required by Part I of this Registration
Statement, to each Plan Participant to whom such information is sent or given, a copy of the Company's Annual Report to security holders containing the information required by Rule 14a-3(b) under the Securities Exchange Act of 1934 for its latest fiscal year. If the latest fiscal year of the Company has ended within 120 days prior to the delivery of the document containing the information specified in Part I of this Registration Statement, the Annual Report for the preceding fiscal year may be so delivered, but within such 120 day period the Annual Report for the last fiscal year will be furnished to each such Plan Participant.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

   The following documents filed with the Securities and Exchange
Commission are incorporated herein by reference:

     a) The description of Common Stock of Westvaco Corporation contained in the Company's Registration Statement on Form 10, including any amendment or report filed for the purpose of updating such description, under the Securities Exchange Act of 1934.

     b) The latest Annual Report on Form 10-K of Westvaco Corporation for the fiscal year ended October 31, 1994.

     c) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of the offering described herein shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the shares and interests offered by this Prospectus and compliance of the Plan with ERISA have been passed upon for the Company by Thomas R. Long, Senior Vice President and General Counsel of Westvaco Corporation, 299 Park Avenue, New York, New York 10171, by a letter dated February 28, 1995. Mr. Long is the direct owner of shares of common stock of the Company. He is also the beneficial owner of shares of common stock of the Company held in trust under the Westvaco Corporation Savings and Investment Plan and the recipient of stock options, stock appreciation rights and limited stock appreciation rights granted by the Company.

     The financial statements incorporated by reference in this Prospectus, which are included as portions of Westvaco's Annual Report on Form 10-K have been so incorporated by the company in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article II, Section 14 of the Company's Bylaws provides as follows:

     "Each director, officer and employee, past or present, of the Corporation, and each person who serves or may have served at the request of the Corporation as a director, officer or employee of another corporation and their respective heirs, administrators and executors, shall be indemnified by the Corporation in accordance with, and to the fullest extent provided by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended. Each agent of the Corporation and each person who serves or may have served at the request of the Corporation as an agent of another corporation, or as an employee or agent of any partnership, joint venture, trust or other enterprise may, in the discretion of the Board of Directors, be indemnified by the Corporation to the same extent as provided herein with respect to directors, officers and employees of the Corporation."

In pertinent part, the Delaware Corporation Law provides:

     "A corporation shall have power to indemnify any person . . . by reason of the fact that he is or was a director, officer, employee or agent of the corporation . . . against expenses (including attorneys' fees), judgments, fines and amounts [paid in connection with any lawsuit], if he acted in good faith and in manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with regard to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful . . ."

Accordingly, the effect of the Company's Bylaws and the applicable Delaware Corporation Law is that directors and officers are protected for actions taken in their respective Company capacities provided their conduct is taken in good faith and with a reasonable belief that it is not opposed to the Company's best interests, and with respect to criminal actions not believed to be unlawful.

The Company has purchased one or more insurance policies insuring officers and directors of the registrant against certain liabilities, including liabilities under the Securities Act of 1933, and insuring the registrant against any payment which it is obligated to make to such persons under the indemnification provisions of its Bylaws. The registrant has also entered into agreement with each of its officers and directors providing them with a right of indemnification.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

EXHIBIT 4 Instruments defining the rights of security holders, including indentures.

               (a) Restated Certificate of Incorporation for Westvaco Corporation dated December, 1989, previously filed as Exhibit 3b to the Company's Annual
                    Report on Form 10-K for the fiscal year ended October 31, 1992, File No. 1-3013, incorporated herein by reference.

               (b) Rights Agreement dated as of November 24, 1987 between Westvaco Corporation and Chemical
                    Bank (formerly Manufacturers Hanover Trust
                    Company) previously filed as Exhibit 1 to the Company's Form 8-A dated December 7, 1987, File No. 1-3013, incorporated herein by reference.

               (c) Amendment No. 1 to Rights Agreement, dated as of October 25, 1988, previously filed as
                    Exhibit 28(a) to the Company's Form 8-K dated
                    November 10, 1988, File No. 1-3013,
                    incorporated herein by reference.

               (d) Amendment No. 2 to Rights Agreement, dated as of October 24, 1989, previously filed as
                    Exhibit 4 to the Company's Form 8-K dated
                    October 24, 1989, File No. 1-3013,
                    incorporated herein by reference.

EXHIBIT 5      Opinion re legality.

               Opinion of Legal Counsel, Thomas R. Long, Esq., dated February 28, 1995.

EXHIBIT 15     Letter re unaudited interim financial information.

               None.

EXHIBIT 23     Consents of experts and counsel.

               (a) Consent of Legal Counsel, Thomas R. Long, Esq., to refer to legal opinion, included in Exhibit 5.

               (b) Consent of independent accountants, Price Waterhouse LLP, dated February 28, 1995.

EXHIBIT 24     Powers of Attorney.

               (a) Powers of Attorney dated May 24, 1994, signed by members of the Board of Directors of Westvaco (John C. Bierwirth, Samuel W. Bodman
                    III, Walter H. Brown,

EXHIBIT 24          George E. Cruser, David L. Luke III, John A. Luke, Jr.,
 (Cont'd)           John A. Luke, Sr., William R. Miller, Katherine G.
                    Peden and Richard A. Zimmerman) authorizing David L. Luke III, John A. Luke, Jr., George E. Cruser and John
                    W. Hetherington to sign on their behalf in executing registration documents pertaining to this Plan.

               (b)  Power of Attorney dated May 31, 1994, signed by David
                    L. Hopkins, Jr., a member of the Board of Directors of Westvaco, authorizing David L. Luke III, John A. Luke, Jr., George E. Cruser and John W. Hetherington to sign on his behalf in executing registration documents pertaining to this Plan.

               (c) Power of Attorney dated November 23, 1994 signed by Thomas W. Cole, Jr., a member of the Board of Directors of Westvaco, authorizing David L. Luke III, John A. Luke, Jr., George E. Cruser and John W. Hetherington to sign on his behalf in executing registration documents pertaining to this Plan.

               (d) Power of Attorney dated December 21, 1994, signed by W. L. Lyons Brown, Jr., authorizing David L. Luke III, John A. Luke, Jr., George
                    E. Cruser and John W. Hetherington to sign on his behalf in executing registration documents pursuant to this Plan.

EXHIBIT 28 Information from reports furnished to state insurance regulatory authorities.

               None.

EXHIBIT 99     Additional exhibits.

               Westvaco Corporation 1995 Salaried Employee Stock Incentive
               Plan.

ITEM 9.   UNDERTAKINGS

(a)  The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The Company hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other then the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, Westvaco Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of February, 1995.

                                    WESTVACO CORPORATION



                                    By /s/John A. Luke, Jr.
                                          John A. Luke, Jr.
                                          President and Chief Executive
                                          Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

Principal Executive Officer:

  /s/John A. Luke, Jr.            President and Chief   February 28, 1995
     John A. Luke, Jr.            Executive Officer


Principal Financial Officer:

  /s/George E. Cruser             Senior Vice President February 28, 1995
     George E. Cruser


Principal Accounting Officer:

  /s/John E. Banu                 Comptroller           February 28, 1995
     John E. Banu


John C. Bierwirth            David L. Luke III    )
Samuel W. Bodman III         John A. Luke, Sr.    ) Constituting
Walter H. Brown              John A. Luke, Jr.    ) At Least A
W. L. Lyons Brown, Jr.       William R. Miller    ) Majority Of
Thomas W. Cole, Jr.          Katherine G. Peden   ) The Directors
George E. Cruser             Richard A. Zimmerman )
David L. Hopkins, Jr.



By /s/John W. Hetherington
      John W. Hetherington
      Attorney-in-Fact                               February 28, 1995

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Westvaco Corporation 1995 Salaried Employee Stock Incentive Plan has duly caused this Form S-8 to be signed on their behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 28th day of
February, 1995.


                              WESTVACO CORPORATION
                              1995 SALARIED EMPLOYEE
                              STOCK INCENTIVE PLAN



                              By /s/Robert J. Furnas
                                    Robert J. Furnas
                                    Chairman of Westvaco
                                    Corporation Benefit Plans
                                    Administration Committee

                                                  File No._____________




                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


          _______________________________________________________

                                 FORM S-8

                          REGISTRATION STATEMENT
                           UNDER THE SECURITIES
                                ACT OF 1933
                                    FOR
                           WESTVACO CORPORATION
                          1995 SALARIED EMPLOYEE
                           STOCK INCENTIVE PLAN

          _________________________________________________________

                           WESTVACO CORPORATION
                         (a Delaware Corporation)
              (I.R.S. Employer Identification No. 13-1466285)
                              299 Park Avenue
                         New York, New York 10171

              (Name of issuer of the securities being offered
                         pursuant to the Plans and
              the address of its principal executive office)


          __________________________________________________________

            JOHN W. HETHERINGTON, VICE PRESIDENT AND SECRETARY
                           WESTVACO CORPORATION
                              299 Park Avenue
                         New York, New York 10171
                         Telephone - 212-688-5000

              (Name and address of agent for service for the employer and for the issuer of the securities)






                                 EXHIBITS

                               EXHIBIT INDEX


Exhibit No.                  Description                      Page No.

   4(a)         Restated Certificate of Incorporation
                for Westvaco Corporation dated
                December, 1989, previously filed as
                Exhibit 3b to the Company's Annual
                Report on Form 10-K for the Fiscal
                Year ended October 31, 1992, File
                No. 1-3013, incorporated herein by
                reference.

   4(b) Rights Agreement dated as of November 24, 1987 between Westvaco Corporation and Chemical Bank (formerly Manufacturers Hanover Trust Company) previously filed as Exhibit 1 to the Company's Form 8-A dated December 7, 1987, File
                No. 1-3013, incorporated herein by reference.

   4(c) Amendment No. 1 to Rights Agreement dated as of October 25, 1988, previously filed as
                Exhibit 28(a) to the Company's Form 8-K dated
                November 10, 1988, File No. 1-3013,
                incorporated herein by reference.

   4(d) Amendment No. 2 to Rights Agreement, dated as of October 24, 1989, previously filed as
                Exhibit 4 to the Company's Form 8-K dated
                October 24, 1989, File No. 1-3013,
                incorporated herein by reference.

   5            Opinion re legality by Thomas R. Long, Esq.           16
                dated February 28, 1995.

   23(a)        Consent of Legal Counsel, Thomas R. Long, Esq.
                to refer to legal opinion, included in
                Exhibit 5.

   23(b)        Consent of independent accountants, Price             17
                Waterhouse LLP, dated February 28, 1995.

   24(a)        Powers of Attorney dated May 24, 1994, signed by      18-27
                members of the Board of Directors of Westvaco
                (John C. Bierwirth, Samuel W. Bodman III,
                Walter H. Brown, George E. Cruser,
                David L. Luke III, John A. Luke, Jr.,
                John A. Luke, Sr., William R. Miller, Katherine G.
                Peden and Richard A. Zimmerman) authorizing
                David L. Luke, III, John A. Luke, Jr.,

Exhibit No.                  Description                      Page No.

   24(a)        George E. Cruser and John W. Hetherington
  (cont'd)      to sign on their behalf in executing
                registration documents pertaining to
                this Plan.

   24(b)        Power of Attorney dated May 31, 1994, signed         28
                by David L. Hopkins, Jr., a member of the Board of Directors of Westvaco, authorizing
                David L. Luke III, John A. Luke, Jr.,
                George E. Cruser and John W. Hetherington to sign on his behalf in executing registration documents pertaining to this Plan.

   24(c)        Power of Attorney dated November 23, 1994,           29
                signed by Thomas W. Cole, Jr., a member of the Board of Directors of Westvaco, authorizing
                David L. Luke III, John A. Luke, Jr., George E.
                Cruser and John W. Hetherington to sign on his behalf in executing registration documents pertaining to this Plan.

   24(d)        Power of Attorney dated December 21, 1994,           30
                signed by W. L. Lyons Brown, Jr., a member of the Board of Directors of Westvaco, authorizing
                David L. Luke, III, John A. Luke, Jr., George
                E. Cruser and John W. Hetherington to sign on his behalf in executing registration documents pertaining to this Plan.

   99           Westvaco Corporation 1995 Salaried Employee          31-47
                Stock Incentive Plan.

Westvaco

                              February 28, 1995


Securities and Exchange Commission
450 Fifth Street
Washington, DC  20549

Dear Sir/Madam,

As General Counsel of Westvaco Corporation ("Westvaco"), I am familiar with the Westvaco Corporation 1995 Salaried Employee
Stock Incentive Plan ("Plan"). I also am familiar with the adoption of the Plan by the Board of Directors and the shareholders of Westvaco.

It is my opinion that the Plan has been validly authorized and adopted by Westvaco and that recipients of awards under the Plan ("Optionees") may enforce such awards according to their terms.

It is also my opinion that the interests of Optionees in the Plan are legal and that any shares of Westvaco Common Stock of the par value of $5 per share ("Westvaco Common Share") issued or sold to Optionees upon the exercise of options under the Plan are legal shares, and have been validly issued, and, when so issued or sold, are fully paid and non-assessable.

I consent to the filing of this opinion letter as an exhibit to any registration statements under the Securities Act of 1933, or post-effective amendments thereto, registering Westvaco Common Stock and other interests of Optionees. I further consent to any reference to this opinion in any prospectus which is part of any such registration statement or post-effective amendment.

In addition to being General Counsel, I am a Senior Vice President of Westvaco. I also own Westvaco Common Stock and am the beneficial owner of Westvaco Common Stock purchased under the Westvaco Savings and Investment Plan for Salaried Employees.

                              Very truly yours,

                           /s/Thomas R. Long
                              Thomas R. Long
                              Senior Vice President
                              and General Counsel


TRL:EPM

              CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 17, 1994 appearing on page 33 of the 1994 Annual Report to Shareholders of Westvaco Corporation, which is incorporated by reference in Westvaco Corporation's Annual Report on Form 10-K. We also consent to incorporation by reference of our report on the Financial Statement Schedules which appears on Page IV-3 of such Annual Report on Form 10-K.


Price Waterhouse LLP


1177 Avenue of the Americas
New York, NY  10036
February 28, 1995

                     POWER OF ATTORNEY


  KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer or director or both an officer and a director of WESTVACO CORPORATION, a Delaware corporation (the "Company"), does hereby constitute and appoint DAVID L. LUKE III, JOHN A. LUKE, JR., JOHN W. HETHERINGTON and GEORGE E. CRUSER, and each of them, with full power of substitution, his true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments which such attorneys and agents may deem necessary or advisable (1) to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and re-quirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of the Westvaco Corporation Savings and Investment Plan for Salaried Employees, and the securities issued thereunder, as well as securities issued under the Company's Dividend Reinvestment Plan and any of the Company's Stock Option and Stock Appreciation Rights Plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as officer or director or both of the Company to a Registration Statement, and any amendment thereto, filed with the Securities and Exchange Commission in respect of such securities and to any instrument or document filed as a part of, as an exhibit to, or in connection with such Registration Statement, or any such amendment; and (2) to register or qualify such securities for offering, issue or sale under the securities or blue sky laws of such states as may be required, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as officer or director or both of the Company to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereof or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering such securities or blue sky laws, for the purpose of so registering or qualifying such securities for offering, issue or sale; and the undersigned does hereby ratify and confirm as his own act and deed all that such attorneys and agents, and each of them, shall do or cause to be done by virtue thereof.

  IN WITNESS WHEREOF, the undersigned has subscribed this
Power of Attorney this   24    day of    May   , 1994.




                                    /s/John C. Bierwirth
                                       John C. Bierwirth

In the presence of:

                     POWER OF ATTORNEY


  KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer or director or both an officer and a director of WESTVACO CORPORATION, a Delaware corporation (the "Company"), does hereby constitute and appoint DAVID L. LUKE III, JOHN A. LUKE, JR., JOHN W. HETHERINGTON and GEORGE E. CRUSER, and each of them, with full power of substitution, his true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments which such attorneys and agents may deem necessary or advisable (1) to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and re-quirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of the Westvaco Corporation Savings and Investment Plan for Salaried Employees, and the securities issued thereunder, as well as securities issued under the Company's Dividend Reinvestment Plan and any of the Company's Stock Option and Stock Appreciation Rights Plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as officer or director or both of the Company to a Registration Statement, and any amendment thereto, filed with the Securities and Exchange Commission in respect of such securities and to any instrument or document filed as a part of, as an exhibit to, or in connection with such Registration Statement, or any such amendment; and (2) to register or qualify such securities for offering, issue or sale under the securities or blue sky laws of such states as may be required, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as officer or director or both of the Company to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereof or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering such securities or blue sky laws, for the purpose of so registering or qualifying such securities for offering, issue or sale; and the undersigned does hereby ratify and confirm as his own act and deed all that such attorneys and agents, and each of them, shall do or cause to be done by virtue thereof.

  IN WITNESS WHEREOF, the undersigned has subscribed this
Power of Attorney this   24   day of     May    , 1994.




                                  /s/Samuel W. Bodman III
                                     Samuel W. Bodman III

In the presence of:

                     POWER OF ATTORNEY


  KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer or director or both an officer and a director of WESTVACO CORPORATION, a Delaware corporation (the "Company"), does hereby constitute and appoint DAVID L. LUKE III, JOHN A. LUKE, JR., JOHN W. HETHERINGTON and GEORGE E. CRUSER, and each of them, with full power of substitution, his true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments which such attorneys and agents may deem necessary or advisable (1) to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and re-quirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of the Westvaco Corporation Savings and Investment Plan for Salaried Employees, and the securities issued thereunder, as well as securities issued under the Company's Dividend Reinvestment Plan and any of the Company's Stock Option and Stock Appreciation Rights Plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as officer or director or both of the Company to a Registration Statement, and any amendment thereto, filed with the Securities and Exchange Commission in respect of such securities and to any instrument or document filed as a part of, as an exhibit to, or in connection with such Registration Statement, or any such amendment; and (2) to register or qualify such securities for offering, issue or sale under the securities or blue sky laws of such states as may be required, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as officer or director or both of the Company to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereof or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering such securities or blue sky laws, for the purpose of so registering or qualifying such securities for offering, issue or sale; and the undersigned does hereby ratify and confirm as his own act and deed all that such attorneys and agents, and each of them, shall do or cause to be done by virtue thereof.

  IN WITNESS WHEREOF, the undersigned has subscribed this
Power of Attorney this   24    day of    May   , 1994.




                                     /s/Walter H. Brown
                                        Walter H. Brown

In the presence of:

                     POWER OF ATTORNEY


  KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer or director or both an officer and a director of WESTVACO CORPORATION, a Delaware corporation (the "Company"), does hereby constitute and appoint DAVID L. LUKE III, JOHN A. LUKE, JR., JOHN W. HETHERINGTON and GEORGE E. CRUSER, and each of them, with full power of substitution, his true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments which such attorneys and agents may deem necessary or advisable (1) to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and re-quirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of the Westvaco Corporation Savings and Investment Plan for Salaried Employees, and the securities issued thereunder, as well as securities issued under the Company's Dividend Reinvestment Plan and any of the Company's Stock Option and Stock Appreciation Rights Plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as officer or director or both of the Company to a Registration Statement, and any amendment thereto, filed with the Securities and Exchange Commission in respect of such securities and to any instrument or document filed as a part of, as an exhibit to, or in connection with such Registration Statement, or any such amendment; and (2) to register or qualify such securities for offering, issue or sale under the securities or blue sky laws of such states as may be required, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as officer or director or both of the Company to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereof or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering such securities or blue sky laws, for the purpose of so registering or qualifying such securities for offering, issue or sale; and the undersigned does hereby ratify and confirm as his own act and deed all that such attorneys and agents, and each of them, shall do or cause to be done by virtue thereof.

  IN WITNESS WHEREOF, the undersigned has subscribed this
Power of Attorney this   24    day of    May   , 1994.




                                    /s/George E. Cruser
                                       George E. Cruser

In the presence of:

                     POWER OF ATTORNEY


  KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer or director or both an officer and a director of WESTVACO CORPORATION, a Delaware corporation (the "Company"), does hereby constitute and appoint DAVID L. LUKE III, JOHN A. LUKE, JR., JOHN W. HETHERINGTON and GEORGE E. CRUSER, and each of them, with full power of substitution, his true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments which such attorneys and agents may deem necessary or advisable (1) to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and re-quirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of the Westvaco Corporation Savings and Investment Plan for Salaried Employees, and the securities issued thereunder, as well as securities issued under the Company's Dividend Reinvestment Plan and any of the Company's Stock Option and Stock Appreciation Rights Plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as officer or director or both of the Company to a Registration Statement, and any amendment thereto, filed with the Securities and Exchange Commission in respect of such securities and to any instrument or document filed as a part of, as an exhibit to, or in connection with such Registration Statement, or any such amendment; and (2) to register or qualify such securities for offering, issue or sale under the securities or blue sky laws of such states as may be required, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as officer or director or both of the Company to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereof or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering such securities or blue sky laws, for the purpose of so registering or qualifying such securities for offering, issue or sale; and the undersigned does hereby ratify and confirm as his own act and deed all that such attorneys and agents, and each of them, shall do or cause to be done by virtue thereof.

  IN WITNESS WHEREOF, the undersigned has subscribed this
Power of Attorney this   24   day of     May   , 1994.




                                    /s/David L. Luke III
                                       David L. Luke III

In the presence of:

                     POWER OF ATTORNEY


  KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer or director or both an officer and a director of WESTVACO CORPORATION, a Delaware corporation (the "Company"), does hereby constitute and appoint DAVID L. LUKE III, JOHN A. LUKE, JR., JOHN W. HETHERINGTON and GEORGE E. CRUSER, and each of them, with full power of substitution, his true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments which such attorneys and agents may deem necessary or advisable (1) to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and re-quirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of the Westvaco Corporation Savings and Investment Plan for Salaried Employees, and the securities issued thereunder, as well as securities issued under the Company's Dividend Reinvestment Plan and any of the Company's Stock Option and Stock Appreciation Rights Plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as officer or director or both of the Company to a Registration Statement, and any amendment thereto, filed with the Securities and Exchange Commission in respect of such securities and to any instrument or document filed as a part of, as an exhibit to, or in connection with such Registration Statement, or any such amendment; and (2) to register or qualify such securities for offering, issue or sale under the securities or blue sky laws of such states as may be required, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as officer or director or both of the Company to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereof or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering such securities or blue sky laws, for the purpose of so registering or qualifying such securities for offering, issue or sale; and the undersigned does hereby ratify and confirm as his own act and deed all that such attorneys and agents, and each of them, shall do or cause to be done by virtue thereof.

  IN WITNESS WHEREOF, the undersigned has subscribed this
Power of Attorney this   24   day of     May   , 1994.




                                    /s/John A. Luke, Jr.
                                       John A. Luke, Jr.

In the presence of:

                     POWER OF ATTORNEY


  KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer or director or both an officer and a director of WESTVACO CORPORATION, a Delaware corporation (the "Company"), does hereby constitute and appoint DAVID L. LUKE III, JOHN A. LUKE, JR., JOHN W. HETHERINGTON and GEORGE E. CRUSER, and each of them, with full power of substitution, his true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments which such attorneys and agents may deem necessary or advisable (1) to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and re-quirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of the Westvaco Corporation Savings and Investment Plan for Salaried Employees, and the securities issued thereunder, as well as securities issued under the Company's Dividend Reinvestment Plan and any of the Company's Stock Option and Stock Appreciation Rights Plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as officer or director or both of the Company to a Registration Statement, and any amendment thereto, filed with the Securities and Exchange Commission in respect of such securities and to any instrument or document filed as a part of, as an exhibit to, or in connection with such Registration Statement, or any such amendment; and (2) to register or qualify such securities for offering, issue or sale under the securities or blue sky laws of such states as may be required, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as officer or director or both of the Company to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereof or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering such securities or blue sky laws, for the purpose of so registering or qualifying such securities for offering, issue or sale; and the undersigned does hereby ratify and confirm as his own act and deed all that such attorneys and agents, and each of them, shall do or cause to be done by virtue thereof.

  IN WITNESS WHEREOF, the undersigned has subscribed this
Power of Attorney this   24    day of    May   , 1994.




                                   /s/John A. Luke, Sr.
                                      John A. Luke, Sr.

In the presence of:

                     POWER OF ATTORNEY


  KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer or director or both an officer and a director of WESTVACO CORPORATION, a Delaware corporation (the "Company"), does hereby constitute and appoint DAVID L. LUKE III, JOHN A. LUKE, JR., JOHN W. HETHERINGTON and GEORGE E. CRUSER, and each of them, with full power of substitution, his true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments which such attorneys and agents may deem necessary or advisable (1) to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and re-quirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of the Westvaco Corporation Savings and Investment Plan for Salaried Employees, and the securities issued thereunder, as well as securities issued under the Company's Dividend Reinvestment Plan and any of the Company's Stock Option and Stock Appreciation Rights Plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as officer or director or both of the Company to a Registration Statement, and any amendment thereto, filed with the Securities and Exchange Commission in respect of such securities and to any instrument or document filed as a part of, as an exhibit to, or in connection with such Registration Statement, or any such amendment; and (2) to register or qualify such securities for offering, issue or sale under the securities or blue sky laws of such states as may be required, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as officer or director or both of the Company to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereof or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering such securities or blue sky laws, for the purpose of so registering or qualifying such securities for offering, issue or sale; and the undersigned does hereby ratify and confirm as his own act and deed all that such attorneys and agents, and each of them, shall do or cause to be done by virtue thereof.

  IN WITNESS WHEREOF, the undersigned has subscribed this
Power of Attorney this  24   day of      May   , 1994.




                                   /s/William R. Miller
                                      William R. Miller

In the presence of:

                     POWER OF ATTORNEY


  KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer or director or both an officer and a director of WESTVACO CORPORATION, a Delaware corporation (the "Company"), does hereby constitute and appoint DAVID L. LUKE III, JOHN A. LUKE, JR., JOHN W. HETHERINGTON and GEORGE E. CRUSER, and each of them, with full power of substitution, his true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments which such attorneys and agents may deem necessary or advisable (1) to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and re-quirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of the Westvaco Corporation Savings and Investment Plan for Salaried Employees, and the securities issued thereunder, as well as securities issued under the Company's Dividend Reinvestment Plan and any of the Company's Stock Option and Stock Appreciation Rights Plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as officer or director or both of the Company to a Registration Statement, and any amendment thereto, filed with the Securities and Exchange Commission in respect of such securities and to any instrument or document filed as a part of, as an exhibit to, or in connection with such Registration Statement, or any such amendment; and (2) to register or qualify such securities for offering, issue or sale under the securities or blue sky laws of such states as may be required, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as officer or director or both of the Company to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereof or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering such securities or blue sky laws, for the purpose of so registering or qualifying such securities for offering, issue or sale; and the undersigned does hereby ratify and confirm as his own act and deed all that such attorneys and agents, and each of them, shall do or cause to be done by virtue thereof.

  IN WITNESS WHEREOF, the undersigned has subscribed this
Power of Attorney this   24   day of     May   , 1994.




                                   /s/Katherine G. Peden
                                      Katherine G. Peden

In the presence of:

                     POWER OF ATTORNEY


  KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer or director or both an officer and a director of WESTVACO CORPORATION, a Delaware corporation (the "Company"), does hereby constitute and appoint DAVID L. LUKE III, JOHN A. LUKE, JR., JOHN W. HETHERINGTON and GEORGE E. CRUSER, and each of them, with full power of substitution, his true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments which such attorneys and agents may deem necessary or advisable (1) to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and re-quirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of the Westvaco Corporation Savings and Investment Plan for Salaried Employees, and the securities issued thereunder, as well as securities issued under the Company's Dividend Reinvestment Plan and any of the Company's Stock Option and Stock Appreciation Rights Plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as officer or director or both of the Company to a Registration Statement, and any amendment thereto, filed with the Securities and Exchange Commission in respect of such securities and to any instrument or document filed as a part of, as an exhibit to, or in connection with such Registration Statement, or any such amendment; and (2) to register or qualify such securities for offering, issue or sale under the securities or blue sky laws of such states as may be required, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as officer or director or both of the Company to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereof or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering such securities or blue sky laws, for the purpose of so registering or qualifying such securities for offering, issue or sale; and the undersigned does hereby ratify and confirm as his own act and deed all that such attorneys and agents, and each of them, shall do or cause to be done by virtue thereof.

  IN WITNESS WHEREOF, the undersigned has subscribed this
Power of Attorney this   24    day of    May   , 1994.




                                   /s/Richard A. Zimmerman
                                      Richard A. Zimmerman

In the presence of:

                     POWER OF ATTORNEY


  KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer or director or both an officer and a director of WESTVACO CORPORATION, a Delaware corporation (the "Company"), does hereby constitute and appoint DAVID L. LUKE III, JOHN A. LUKE, JR., JOHN W. HETHERINGTON and GEORGE E. CRUSER, and each of them, with full power of substitution, his true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments which such attorneys and agents may deem necessary or advisable (1) to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and re-quirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of the Westvaco Corporation Savings and Investment Plan for Salaried Employees, and the securities issued thereunder, as well as securities issued under the Company's Dividend Reinvestment Plan and any of the Company's Stock Option and Stock Appreciation Rights Plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as officer or director or both of the Company to a Registration Statement, and any amendment thereto, filed with the Securities and Exchange Commission in respect of such securities and to any instrument or document filed as a part of, as an exhibit to, or in connection with such Registration Statement, or any such amendment; and (2) to register or qualify such securities for offering, issue or sale under the securities or blue sky laws of such states as may be required, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as officer or director or both of the Company to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereof or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering such securities or blue sky laws, for the purpose of so registering or qualifying such securities for offering, issue or sale; and the undersigned does hereby ratify and confirm as his own act and deed all that such attorneys and agents, and each of them, shall do or cause to be done by virtue thereof.

  IN WITNESS WHEREOF, the undersigned has subscribed this
Power of Attorney this   31   day of     May   , 1994.




                                  /s/David L. Hopkins, Jr.
                                     David L. Hopkins, Jr.

In the presence of:

                     POWER OF ATTORNEY


  KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer or director or both an officer and a director of WESTVACO CORPORATION, a Delaware corporation (the "Company"), does hereby constitute and appoint DAVID L. LUKE III, JOHN A. LUKE, JR., JOHN W. HETHERINGTON and GEORGE E. CRUSER, and each of them, with full power of substitution, his true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments which such attorneys and agents may deem necessary or advisable (1) to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and re-quirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of the Westvaco Corporation Savings and Investment Plan for Salaried Employees, and the securities issued thereunder, as well as securities issued under the Company's Dividend Reinvestment Plan and any of the Company's Stock Option and Stock Appreciation Rights Plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as officer or director or both of the Company to a Registration Statement, and any amendment thereto, filed with the Securities and Exchange Commission in respect of such securities and to any instrument or document filed as a part of, as an exhibit to, or in connection with such Registration Statement, or any such amendment; and (2) to register or qualify such securities for offering, issue or sale under the securities or blue sky laws of such states as may be required, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as officer or director or both of the Company to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereof or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering such securities or blue sky laws, for the purpose of so registering or qualifying such securities for offering, issue or sale; and the undersigned does hereby ratify and confirm as his own act and deed all that such attorneys and agents, and each of them, shall do or cause to be done by virtue thereof.

  IN WITNESS WHEREOF, the undersigned has subscribed this
Power of Attorney this   23    day of  November  , 1994.




                                  /s/Thomas W. Cole, Jr.
                                     Thomas W. Cole, Jr.

In the presence of:

                     POWER OF ATTORNEY


  KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer or director or both an officer and a director of WESTVACO CORPORATION, a Delaware corporation (the "Company"), does hereby constitute and appoint DAVID L. LUKE III, JOHN A. LUKE, JR., JOHN W. HETHERINGTON and GEORGE E. CRUSER, and each of them, with full power of substitution, his true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments which such attorneys and agents may deem necessary or advisable (1) to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and re-quirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of the Westvaco Corporation Savings and Investment Plan for Salaried Employees, and the securities issued thereunder, as well as securities issued under the Company's Dividend Reinvestment Plan and any of the Company's Stock Option and Stock Appreciation Rights Plans, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as officer or director or both of the Company to a Registration Statement, and any amendment thereto, filed with the Securities and Exchange Commission in respect of such securities and to any instrument or document filed as a part of, as an exhibit to, or in connection with such Registration Statement, or any such amendment; and (2) to register or qualify such securities for offering, issue or sale under the securities or blue sky laws of such states as may be required, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as officer or director or both of the Company to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereof or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering such securities or blue sky laws, for the purpose of so registering or qualifying such securities for offering, issue or sale; and the undersigned does hereby ratify and confirm as his own act and deed all that such attorneys and agents, and each of them, shall do or cause to be done by virtue thereof.

  IN WITNESS WHEREOF, the undersigned has subscribed this
Power of Attorney this   21    day of  December  , 1994.




                                  /s/W. L. Lyons Brown, Jr.
                                     W. L. Lyons Brown, Jr.

In the presence of:

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                                                    2/28/95


                    Westvaco Corporation
                   1995 Salaried Employee
                    Stock Incentive Plan


1.                                 Purpose

  The purpose of the 1995 Salaried Employee Stock Incentive

  Plan (the "Plan") is to provide long-term incentive

  supplemental compensation through the ownership of stock for salaried employees, including selected officers of Westvaco

  Corporation ("Westvaco" or the "Company") and its

  subsidiaries.  These employees are chosen because of their significant contribution, or potential for significant

  contribution, to the long-term success of the Company

  through their ability, invention, industry, loyalty,

  outstanding performance or technical achievement.

2.                                 Definitions

  As used in the Plan, the following terms shall have the

  following respective meanings:

      a)  "Eligible Employee" shall mean salaried

          employees, including selected officers who may

          also be directors, who are employed by Westvaco

          or by a subsidiary which is at least 50% owned

          directly or indirectly by Westvaco.

      b)  "Board" shall mean the Board of Directors of Westvaco

          Corporation.

      c)  "Committee" shall mean the Compensation Committee of

          the Board or any subcommittee thereof, which Committee

          or subcommittee shall consist of not less than three

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          (3) members of the Board, or two (2) if permitted by Rule

          16-3(c) as hereafter referenced, each of whom shall

          be a "disinterested person" within the meaning of

          Rule 16b-3(c) promulgated under the Securities

          Exchange Act of 1934, as amended or superseded, and

          also an "outside director" for the purposes of

          Section 162(m) of the Internal Revenue Code of 1986,

          as amended or superseded.

      d)  "Incentive Stock Option" shall mean an option meeting

          the requirements of Section 422 of the Internal Revenue

          Code in 1986, as amended or superseded.

      e)  "Non-Qualified Stock Option" shall mean an option that is not an Incentive Stock Option.

      f)  "Fair Market Value" shall mean the mean of the high and low prices at which Westvaco stock traded on the New

          York Stock Exchange on a designated date.

      g)  "Effective Date" of the exercise of any stock option

          or stock appreciation right shall be the last

          business day preceding (1) in the case of delivery of a

          completed exercise form by hand or FAX transmission to the

          Westvaco Treasurer's office, the date received by

          such office, or (2) in the case of mailed forms, the

          postmark date for such mailing.

      h)  "Optionee" shall mean the grantee of any stock

          option, stock appreciation right, or limited stock

          appreciation right, and any other person who may be

          entitled to exercise such option or right.

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3. Shares of Stock Subject to the Plan

   Subject to adjustment as provided herein, the total number of shares that may be subject under the Plan to stock options and stock appreciation rights is 3,225,000 shares of the common stock of the Company.  Of this total number, no more than

   1,000,000 shares shall be available for stock grants as well as for stock option and stock appreciation rights.  The source of shares for the Plan may be treasury shares or newly issued shares, at the discretion of the Board.  Any share which is subject to an option or stock appreciation right which for any reason expires or is terminated unexercised, or which is the subject of a stock grant which is forfeited, may again be

   subject to an option, stock appreciation right or grant under the Plan, up to the respective limits provided.  Shares of stock available for the grant of stock options, stock

   appreciation rights or stock grants under the Plan shall not be diminished by any grants of any kind under any plan created or maintained by any company acquired by the Company or with which the Company or any subsidiary of the Company is merged or

   combined.

4. Limitation

   In order to conform to the limitation contained in Section

   162(m) of the Internal Revenue Code of 1986, and the

   regulations adopted thereunder, the maximum total number of shares with respect to which stock options or stock

   appreciation rights may be granted to any single employee

   during the term of the Plan shall in no event exceed 500,000 shares, subject to adjustment as provided in Section 5.

   Further, the maximum total number of shares which may be

   granted to any single employee during the term of


                            -3-

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   the Plan shall in no event exceed 100,000 shares, also subject to adjustment as provided in Section 5.

5. Adjustment for Changes in Capitalization

   The aggregate number of common shares authorized under Section

   3 and the number of shares subject to stock options, stock appreciation rights, or stock grants, and the individual grant limits in Section 4 above, shall be automatically adjusted on an equitable basis as determined by the Committee for any

   changes in the number of outstanding common shares resulting from recapitalization, stock splits, stock dividends, or any other similar changes in capitalization effected without

   consideration occurring after the effective date of the Plan.

   There shall also be a similar adjustment in the number of

   shares subject to outstanding options and stock appreciation rights, in the related option price, and in the number of

   outstanding stock grants.  Any resulting fractional share,

   however, shall be eliminated.

6. Effective Date and Term of Plan

   The Plan shall be submitted to shareholders of the Company for approval at the 1995 annual meeting scheduled to be held on

   February 28, 1995, or any adjournment thereof, and, if

   approved, shall become effective on that date.  Unless sooner terminated, the Plan shall terminate on February 28, 2005.  No further grants shall be made under the Plan after termination,

   but termination shall not affect the rights of any Optionee under any grants made prior to termination.

7. Prior Plans

   Upon the effectiveness of the Plan, grants may continue to be made under the 1988 Westvaco Corporation Stock Option and Stock

   Appreciation Rights Plan in accordance with its terms to the extent that there are shares remaining.  Prior grants under that plan and earlier plans shall continue in effect in

   accordance with their terms.

8. Administration of the Plan

   The Plan shall be administered by the Committee.  In

   administering the Plan, the Committee, in its discretion, may adopt whatever rules and regulations consistent with the Plan it deems appropriate, and may delegate administrative functions to management that do not involve discretionary decisions,

   including discretionary decisions as to the timing, price or recipients of grants, or the approval of cash exercises of stock appreciation rights.  The interpretation or decision with regard to any question arising under the Plan made by the

   Committee shall be final and conclusive on all parties

   participating or eligible to participate in the Plan.  The

   Committee shall determine, in its discretion, each Eligible

   Employee to whom, and the time or times at which, grants shall be made and the number of stock options, stock appreciation rights and shares to be included in such grants, and whether any option granted shall be an Incentive Stock Option or a Non-

   Qualified Stock Option.

9. Amendments

   The Plan may be amended at any time in any respect or

   terminated by the Board acting on recommendation of the

   Committee, except that amendments
   to increase the total shares subject to the Plan or available for any grant (except as provided under Section 5), to reduce the minimum price at which options may be granted, to extend the maximum option term permitted under the Plan, or to change the eligibility for grant, may not be made without shareholder approval.  In addition, no amendment may, without the consent of the Optionee, cancel any outstanding stock option or stock appreciation right, increase its exercise price, shorten its term, or extend its vesting period, or negatively affect rights already granted or accrued.

     It is intended that the Plan always satisfy the conditions of Securities and Exchange Commission Rule 16b-3 (or any

   similar rule) which exempts certain transactions pursuant to the Plan by directors and officers of the Company from the operation of Section 16(b) of the Securities Exchange Act of

   1934, provided that the Plan satisfies such conditions.  The

   Plan may be amended to meet the conditions required, or to remove conditions no longer required, by such Rule, provided that the express restrictions set forth in this Section 9 shall always be maintained.

10.  Stock Options

   The Committee may grant stock options to any Eligible Employee in the form of either an Incentive Stock Option or a Non-

   qualified Stock Option or a combination thereof.  All options shall be evidenced by written agreements and shall be granted on the terms hereafter set forth, together with such other terms, not inconsistent with the terms of the Plan, as the

   Committee, in its discretion, may from time to time approve.

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

   (a) Option Price.  The exercise price of the shares under each option shall be not less than 100% of the Fair Market Value of Westvaco common stock on the date the option is granted.

   (b) Medium and Time of Payment.  Stock purchased pursuant to an option shall be paid for in full at the time of purchase in such manner as the Committee shall determine.  The

       medium of payment shall be cash, Westvaco common stock

       valued at Fair Market Value, or any other property

       satisfactory to Westvaco, valued as of the Effective Date

       of the exercise.  Following receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for shares due upon an option exercise.

   (c) Forfeiture of Stock Appreciation Rights. Upon the exercise of stock options, stock appreciation rights with respect to the same shares shall be forfeited.

11.  Stock Appreciation Rights

   The Committee may grant stock appreciation rights either free-

   standing to any Eligible Employee or with respect to all or some of the shares of the common stock of the Company covered by options held by an Eligible Employee.  All stock

   appreciation rights shall be evidenced by written agreements and shall be granted on the terms hereafter set forth, together with such other terms, not inconsistent therewith, as the

   Committee, in its discretion, may from time to time approve.

   (a) Value of Stock Appreciation Right.  The value of a stock appreciation right shall be equal to the excess, if any, of the Fair Market Value of the common stock of the Company on the

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

       Effective Date of exercise of such right over the Fair

       Market Value on the date of grant.

   (b) Exercise.  Following the exercise of stock appreciation rights the Optionee shall be entitled to receive the value thereof in stock or in cash or in any combination thereof,

       subject to such approval by the Committee as may be

       required by the rules of the Securities and Exchange

       Commission or by the Committee.  Cash shall be delivered in lieu of any fractional share of stock.

   (c) Receipt of Cash.  If, upon the exercise of stock

       appreciation rights, the Optionee elects to receive any

       cash in full or partial settlement of such rights, then,

       unless the Committee determines otherwise, but always to

       the extent required by the rules under Section 16 of the

       Securities Exchange Act of 1934, the Effective Date of

       exercise of such stock appreciation rights and the election to receive cash must occur during a period beginning on the third business day following the date of release of the

       Company's quarterly or annual summary statements of sales

       and earnings and ending on the twelfth business day

       following such date.  Such election to receive any cash is subject to the approval of the Committee acting in its sole discretion.

   (d) Forfeiture of Stock Option.  Upon the exercise of stock appreciation rights, stock options with respect to the same shares shall be forfeited.

12.  Limited Stock Appreciation Rights

   The Committee may grant limited stock appreciation rights

   ("Limited Rights") to any Eligible Employee holding or granted stock options or stock appreciation rights with respect to all or some of the shares of the common stock of the Company

   covered by any such options or rights ("Related Options or

   Rights").  All Limited Rights shall be evidenced by written agreements and shall be granted on the terms hereafter set forth, together with such other terms, not inconsistent

   therewith, as the Committee, in its discretion, may from time to time adopt.

   (a) Grant.  Limited Rights may be granted either at the time

       Related Options or Rights are granted or at any time during the term of such Related Options or Rights.

   (b) Exercise.  Except as expressly provided herein, the

       exercise of Limited Rights shall be subject to all

       applicable provisions of the Plan.  In addition, the

       exercise of Limited Rights shall be automatic upon the

       occurrence of a Significant Change as defined in Section

       12(c) hereof and shall be exercised (i) only for cash; (ii)

       without regard to whether the exercise occurs during a 10-

       day window period as described in Section 11(c); (iii) only after the expiration of six (6) months following the date

       such Limited Rights were granted; and (iv) only if the

       Significant Change was not be within the control of the

       Optionee holding such Limited Rights.  Additionally,

       notwithstanding any other provision of the Plan, neither

       the Committee nor the Board of Directors shall have the

       authority to reject or disapprove an exercise of Limited

       Rights for any reason other than as provided in this

       Section 12.

   (c) Significant Change shall mean the occurrence of any of the following events: (i) any person, firm, corporation,

       organization or association of persons or organizations

       acting in concert, excluding any qualified employee benefit plan of the Company applicable to employees generally of

       the Company and its controlled subsidiaries, shall become

       the beneficial owner, as defined in Rule 13d-3 under the

       Securities Exchange Act of 1934 as in effect on the date

       hereof, directly or indirectly of 20% or more of the

       combined voting power of the Company's then outstanding

       securities; or (ii) there shall be consummated any

       consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be

       converted into cash, securities or other property, other

       than a merger of the Company in which the holders of the

       Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the

       surviving corporation immediately after the merger; or

       (iii) there is consummated any sale, lease, exchange or

       other transfer (in one transaction or a series of related

       transactions) of all, or substantially all, of the assets

       of the Company; or (iv) the stockholders of the Company

       have approved any plan or proposal for the liquidation or

       dissolution of the Company; or (v) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for
       election, by the Company's stockholders of each new

       director was approved in advance by a vote of at least two-

       thirds of the directors then still in office who were

       directors at the beginning of the period.

   (d) Value of Limited Right.  The amount paid to the holder of a Limited Right shall not exceed the greater of:

       (i) the highest price per share paid in

           connection with any tender or exchange offer for

           common stock of the Company in effect during the

           period beginning on the 60th day preceding the date

           on which the Limited Right is exercised and ending on

           the date on which such Limited Right is exercised,

           or;

      (ii) the highest Fair Market Value of a share of common stock of the Company during such 60-day period;

      reduced by the option price of the Related Option or

      Right.  In the case of a Limited Right related to an

      Incentive Stock Option, the amount paid to the holder upon exercise of the Limited Right shall be the difference

      between the Fair Market Value of the Company stock on the

      date of exercise reduced by the exercise price of the

      Related Option or Right.

   (e) Forfeiture of Related Options or Rights.  Related Options

       and Rights shall be forfeited to the extent of the number

       of shares with respect to which Limited Rights are

       exercised, and such Related Options and Rights shall be

       considered to have been exercised to the extent that

       Limited Rights have been exercised for purposes of

       calculating the number of shares which can be issued under the Plan.


                            -11-

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

   (f) Forfeiture of Limited Rights.  Limited Rights shall be forfeited to the extent of the number of shares with

       respect to which Related Options or Rights have been

       exercised or have terminated.

13.  Period of Exercise of Options, Stock Appreciation Rights,

     and Limited Stock Appreciation Rights

     Each stock option and stock appreciation right shall be

     exercisable after such period of time as the Committee, in its sole discretion, shall determine, but in no case less than twelve (12) months after the date on which it is granted,

     except in the case of Limited Rights.

       The Committee may make such provisions covering periods of exercise subsequent to termination of employment, including retirement, as it, in its sole discretion, may determine.  In all cases, however, a stock option or stock appreciation right cannot be exercised beyond a period of ten (10) years from the date of grant, except, in the case of the death of a grantee within one year before the expiration of a Non-Qualified Stock

     Option or a stock appreciation right because of time, such stock option or stock appreciation right may be exercised for a period of eleven (11) years from the date of grant.  All of the periods within which options and rights are exercisable are subject always to such further limitations as may be required to maintain favorable treatment under the securities and tax laws.

       Options and rights shall be affected by leaves of absence as the Committee may determine.

14.  Restricted Stock Grants

     The Committee may, in its sole discretion, grant up to a total of


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

     1,000,000 shares of the Company's common stock to Eligible

     Employees in such quantities (not exceeding 100,000 shares to any one individual), and on such terms, conditions and restrictions as the Committee shall establish ("Restricted Stock").  The

     amounts set forth are subject to adjustment as provided in

     Section 5.  The terms, conditions, and restrictions of any

     Restricted Stock Grant shall be set forth in a written

     agreement between the Company and the grantee and include the terms hereafter set forth together with such other terms, not inconsistent therewith, as the Committee, in its discretion,

     may from time to time adopt.

     (a) Restrictions.  Restricted Stock shall be granted either with vesting dependent solely on the passing of time or

         based on time and express performance criteria such as is

         measured by the company's earnings per share, sales, net

         income, return on investment, return on equity, return on

         assets, or a combination of such performance-based

         criteria.  Each grant agreement shall set forth the bases

         of restrictions.

     (b) Certificate.  Shares of Restricted Stock shall be

         evidenced by a stock certificate registered in the name of the grantee which shall bear an appropriate legend,

         substantially in the following form:

           "The transferability of this certificate and the shares

            of stock represented hereby are subject to the terms and

            conditions (including forfeiture) of the Westvaco

            Corporation 1995 Stock Incentive Plan and a Restricted

            Stock

           Agreement.  Copies of such Plan and Agreement are

           on file at the Offices of Westvaco Corporation, 299

           Park Avenue, New York, New York 10171."

         The Committee may require that the certificates evidencing such shares be held in custody by the Company until the

         restrictions thereon shall have lapsed and that, as a

         condition of any Restricted Stock grant, the grantee

         deliver a stock power, endorsed in blank, relating to the

         stock covered by such grant.

     (c) Rights as Stockholder.  Except as otherwise provided

         herein and in the agreement covering a grant of Restricted

         Stock, the grantee shall have all of the rights of a

         stockholder of the Company, including the right to vote the

         Restricted Stock and to receive all dividends or other

         distributions paid or made with respect to such shares;

         provided that any additional shares received in a

         distribution in respect of Restricted Stock shall be deemed

         Restricted Stock.

     (d) Forfeiture.  If the Committee determines that the

         conditions of the Restricted Stock Grant have not been met or satisfied, the grantee will be deemed to have forfeited such Restricted Stock and the right of the grantee to such shares shall terminate without any further obligation on

         the part of the Company.  The Committee may however,

         provide for the lapse of such restrictions in installments and may waive or accelerate the lapse of such restrictions,

         except


                           -14-

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

         performance-based restrictions, in whole or in part, based on such factors or criteria as the Committee may determine.

     (e) Termination of Employment.

         (i)  In the event of the death of the grantee all of the

              restrictions upon any Restricted Stock granted under

              the Plan to such grantee shall immediately cease, and any

              shares of Restricted Stock held by the Company shall

              be delivered to the grantee's estate, or the grantee's

              beneficiary, as the Committee may then determine.  The

              Committee may make such other provisions with regard

              to restrictions on Restricted Stock following

              termination of employment, including retirement, as

              it, in its sole discretion, may determine.

         (ii) In the event of a Significant Change, as defined in

              Section 12(c), all of the restrictions imposed or

              authorized by this Section shall immediately cease to

              apply to all Restricted Stock issued pursuant to the

              Plan.

15.  Additional Provisions Relating to Stock Options, Stock

     Appreciation Rights, Limited Stock Appreciation Rights, and

     Stock Grants

     (a) Payment of Taxes.  It shall be a condition to the

         performance of the Company's obligation to make any payment or to issue, transfer or deliver any common stock that the

         Optionee pay, or make provision satisfactory to the Company for the payment of, any income tax or other tax which the

         Company is obligated, in its sole judgment, to collect or

         withhold with respect to such payment, issuance, transfer

         or delivery, or with respect to the vesting of any shares.

         The
         withholding or surrender of any stock for the purposes of

         satisfying any such tax liabilities shall be accomplished

         in accordance with applicable rules of the Securities and

         Exchange Commission.

     (b) Rights as a Stockholder.  A holder of stock options or stock appreciation rights shall have no rights as a stockholder

         with respect to any shares issuable or transferable upon

         exercise thereof until the date of issuance of a stock

         certificate for such shares.  No adjustment shall be made

         for dividends or other rights for which the record date is prior to the date as of which such stock certificate is

         issued.

     (c) Non-Assignability.  No stock option or stock appreciation right or Restricted Stock while under restriction, shall be assignable or transferable except by will or by the laws of descent and distribution, by operation of law, or if

         permitted by law and under uniform standards adopted by the

         Committee, to immediate family members of the Optionee, or to trusts whose beneficiaries are the Optionee or immediate family members.  Any provision of the foregoing to the

         contrary notwithstanding, an attempted assignment which

         would cause this Plan or the grants thereunder not to be

         exempt in accordance with the rules promulgated under

         Section 16 of the Securities Exchange Act of 1934, as

         amended or superseded, shall be void.

     (d) General Restriction.  The grant or exercise of any stock option or stock appreciation right, or the issuance or

         transfer of any stock,
         pursuant to this Plan, is conditioned upon such listing,

         registration, qualification and regulatory approvals as the

         Board or the Committee, in their respective discretion, may deem necessary or desirable.  The Board or the Committee,

         respectively, may also place such restrictions or legends

         or additional legends, on stock issued or transferred as it determines to be required or advisable to comply with

         applicable law or regulation, or the listing requirements

         of any exchange upon which the common stock of Westvaco is traded or intended to be traded.

16.  Use of Proceeds

     The proceeds from the sale of common stock, pursuant to options granted under the Plan, shall constitute general funds of the

     Company.

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